EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 (k)(I) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to beneficial ownership of shares of Common Stock of Biotie Therapies Corp., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution and filing of this Agreement shall not be construed as an admission that the undersigned Reporting Persons are a group, or have agreed to act as a group.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the 12th Day of April, 2016.

The Baupost Group, L.L.C.

By:	/s/ Seth A. Klarman
Name:	Seth A. Klarman
Title:	Chief Executive Officer and President

SAK Corporation

By:	/s/ Seth A. Klarman
Name:	Seth A. Klarman
Title:	President

Seth A. Klarman

By:	/s/ Seth A. Klarman
Name:	Seth A. Klarman